Exhibit 99.1

Advanta Reports First Quarter 2009 Results

SPRING HOUSE, Pa.--(BUSINESS WIRE)--April 30, 2009--Advanta Corp. (NASDAQ: ADVNB; ADVNA) today reported a net loss of $75.9 million for the first quarter of 2009 or $1.87 per diluted Class B share. These results include $32.3 million pretax, or $0.51 per Class B share after tax, of balance sheet charges and reserve build associated with its retained interests in securitizations and its allowance for principal receivable losses. In addition, operating expenses include $12.9 million of pretax severance and related costs, or $0.20 per Class B share after tax, related to reducing staffing levels associated with actions announced by the Company last quarter and with reductions associated with its offshoring initiatives.

Noteworthy activity and details for the first quarter, compared to the fourth quarter of 2008, include:

  Cash and liquid investments totaled $2.2 billion at the end of the quarter or 47% of owned and securitized receivables.
  Advanta Bank Corp. total risk-based and Tier 1 capital ratios of 21.8% and 19.7%, respectively, continue to be significantly above required ratios to be considered well capitalized.
  Advanta Corp. equity together with subordinated debt for trust preferred securities to managed receivables decreased slightly to 11.3% and to owned receivables decreased to 96.6%.
  A retained interests in securitizations valuation charge of $17.6 million was recorded to increase the discount rates on these assets associated with recent trust performance trends and downgrades.
  The allowance for receivable losses increased to 21.6% of Business Cards owned receivables at quarter end, after building reserves for credit losses on principal receivables by $14.6 million.
  Business Cards ending managed receivables decreased to $4.7 billion with owned receivables increasing to $549 million.
  Business Cards managed net interest yield declined to 11.19% and owned net interest yield declined to 1.62%.
  Customer transaction volume declined to $2.5 billion.
  Business Cards managed net credit loss rate rose to 15.9% and the owned net credit loss rate rose to 20.1%. The managed and owned 12 month lagged net credit loss rates were 12.2% and 10.7%, respectively.

Also, Advanta Capital Trust I has $100 million of trust preferred securities which are backed by the Company’s junior subordinated long term debt. The Company expects to make a tender offer for all of the trust preferred securities. The securities have recently traded at under 10% of face value and the tender price will be related to those trades. The Company’s purchase and retirement of these securities would increase the Company’s stockholders’ equity and reduce future expenses. The terms of the trust preferred securities provide that semi-annual payments on the securities can be deferred at the Company’s election and that no payments of dividends can be made on the Company's common or preferred stocks during the deferral period. The Company has elected to defer payments on the trust preferred securities and to suspend payment of common and preferred dividends, which were largely curtailed earlier in the year.

Conference Call Details

Advanta management will hold a conference call with analysts and institutional investors today, April 30, at 9:00 a.m. Eastern Time, to review this news. The call can be accessed by dialing 800-533-9703 and referring to confirmation code 9183497. At the same time, the call will be webcast via a Vcall link on Advanta’s website or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least ten minutes before the call to register and download any necessary software. Beginning at about 11:00 this morning, a replay of the call will be available on the Internet at the same sites as the original webcast. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company’s press releases or the statistical supplements also available on the Company’s website.

About Advanta

Advanta is one of the nation’s largest credit card issuers (through Advanta Bank Corp.) in the small business market today. Advanta’s exclusive focus on this market as well as its size, experience, and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses differentiates the company from other issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. The most significant of these risks and uncertainties are: (1) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions, including the impact of the ongoing disruption in the capital markets and deterioration of the U.S. economy, as well as the potential for further deterioration and disruption, and the impact of these factors on customer spending, delinquencies, charge-offs, the value of and ability to realize expected returns on investments, and other results of operations; (2) interest rate and credit spread fluctuations; (3) factors affecting the Company’s level of costs and expenses including difficulties achieving expected operating cost reductions due to, among other things, changes in personnel and changes in plans for implementation of outsourcing initiatives; (4) factors affecting the Company's level of liquidity, including funding decisions, the potential availability and timing of the securitizations of its receivables and its ability to monetize its investments; (5) government regulation of banking and finance businesses, including the effects of and changes in the level of scrutiny, regulatory requirements and regulatory initiatives, certain mandatory and possibly discretionary action by state and federal regulators, restrictions and limitations imposed by banking laws, regulators, examinations and reviews, and the effects of, and changes in, regulatory policies, guidance, interpretations and initiatives and agreements between the Company and its regulators; (6) effect of legal and regulatory developments relating to the legality of certain business methods, practices and policies of credit card issuers and the ultimate resolution of industry-related judicial proceedings relating to the legality of certain interchange rates; (7) the amount and cost of financing available to the Company; (8) the ratings on the debt of Advanta Corp. and its subsidiaries; (9) the impact of litigation and legal, regulatory, administrative or other claims, investigations or proceedings including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments; and (10) factors impacting the successful execution and completion of the tender offer for the trust preferred securities. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non−GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.

ADVANTA
SEGMENT INCOME STATEMENT - QUARTER
(in thousands)

Three Months Ended
March 31, 2009

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$28,012	$6,196	$34,208
Interest expense	25,374	5,438	30,812
Net interest income	2,638	758	3,396
Provision for credit losses	41,254	23	41,277
Net interest income (loss) after provision for credit losses	(38,616)	735	(37,881)
Noninterest revenues (losses):
Interchange income	52,526	0	52,526
Securitization income (loss)	(59,907)	0	(59,907)
Servicing revenues	20,847	0	20,847
Business credit card rewards	(17,939)	0	(17,939)
Other revenues, net	1,037	(577)	460
Total noninterest revenues (losses)	(3,436)	(577)	(4,013)
Operating expenses	74,754	125	74,879
Pretax income (loss)	$(116,806)	$33	(116,773)
Income tax benefit			(40,868)
Net loss			$(75,905)

Three Months Ended
March 31, 2008

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$36,016	$10,031	$46,047
Interest expense	18,198	9,946	28,144
Net interest income	17,818	85	17,903
Provision for credit losses	28,382	0	28,382
Net interest income (loss) after provision for credit losses	(10,564)	85	(10,479)
Noninterest revenues:
Interchange income	65,648	0	65,648
Securitization income	16,997	0	16,997
Servicing revenues	26,092	0	26,092
Business credit card rewards	(21,165)	0	(21,165)
Other revenues, net	8,629	13,456	22,085
Total noninterest revenues	96,201	13,456	109,657
Operating expenses	74,854	(5,366)	69,488
Pretax income	$10,783	$18,907	29,690
Income tax expense			11,328
Net income			$18,362
____________________
(A)	Other includes investment and other activities not attributable to the Advanta Business Cards segment. In addition, in the three months ended March 31, 2008, noninterest revenues include a $13.4 million gain on the redemption of Visa Inc. shares and operating expenses include the benefit of a $5.5 million decrease in Visa indemnification reserves.

ADVANTA
EARNINGS AND COMMON STOCK DATA
(in thousands, except per share data)

	Three Months Ended			Percent Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Prior	Prior
	2009	2008	2008	Quarter	Year
Basic net income (loss) per common share:
Class A	$(1.88)	$(1.19)	$0.41	(58.0)%	N/M
Class B	(1.87)	(1.16)	0.45	(61.2)	N/M
Diluted net income (loss) per common share:
Class A	$(1.88)	$(1.19)	$0.41	(58.0)%	N/M
Class B	(1.87)	(1.16)	0.43	(61.2)	N/M

Return on average common equity (annualized)	(64.27)%	(34.70)%	12.34%	(85.2)%	N/M

Weighted average common shares used to compute:
Basic earnings (loss) per common share
Class A	13,418	13,405	13,368	0.1%	0.4%
Class B	27,192	27,225	27,022	(0.1)	0.6
Nonvested Class B	3,861	4,014	1,517	(3.8)	154.5
Total	44,471	44,644	41,907	(0.4)	6.1
Diluted earnings (loss) per common share
Class A	13,418	13,405	13,368	0.1%	0.4%
Class B	27,192	27,225	28,126	(0.1)	(3.3)
Nonvested Class B	3,861	4,014	1,517	(3.8)	154.5
Total	44,471	44,644	43,011	(0.4)	3.4

Ending shares outstanding:
Class A	14,410	14,410	14,410	0.0%	0.0%
Class B	30,670	31,213	28,748	(1.7)	6.7
Total	45,080	45,623	43,158	(1.2)	4.5

Stock price:
Class A
High	$1.81	$5.09	$9.22	(64.4)%	(80.4)%
Low	0.24	1.10	5.31	(78.2)	(95.5)
Closing	0.50	1.16	5.98	(56.9)	(91.6)
Class B
High	$2.85	$8.65	$10.52	(67.1)%	(72.9)%
Low	0.32	1.58	6.10	(79.7)	(94.8)
Closing	0.66	2.09	7.03	(68.4)	(90.6)

Cash dividends declared:
Class A	$0.0200	$0.1771	$0.1771	(88.7)%	(88.7)%
Class B	0.0250	0.2125	0.2125	(88.2)	(88.2)

Book value per common share	$10.42	$12.26	$14.66	(15.0)%	(28.9)%
____________________
N/M - Not Meaningful

ADVANTA
BALANCE SHEET
(in thousands)

	As of
	Mar. 31,	Dec. 31,
	2009	2008
ASSETS

Cash	$32,700	$31,716
Federal funds sold	41,442	32,277
Interest-bearing deposits	1,422,002	1,595,138
Investments available for sale	818,950	977,245
Receivables, net	439,277	414,844
Accounts receivable from securitizations	402,819	301,118
Premises and equipment, net	15,180	16,762
Other assets	226,503	215,945
Total assets	$3,398,873	$3,585,045

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits	$2,392,805	$2,541,406
Debt	183,306	206,598
Other borrowings	0	50,000
Subordinated debt payable to preferred securities trust	103,093	103,093
Other liabilities	291,964	176,587
Total liabilities	2,971,168	3,077,684

Stockholders' equity	427,705	507,361

Total liabilities and stockholders' equity	$3,398,873	$3,585,045

Ratio of equity to owned assets	12.58%	14.15%
Ratio of equity and subordinated debt payable to preferred securities trust to owned assets	15.62%	17.03%
Ratio of equity to managed assets (A)	5.87%	6.57%
Ratio of equity and subordinated debt payable to preferred securities trust to managed assets (A)	7.29%	7.90%

Ratio of equity to owned business credit card receivables	77.85%	100.35%
Ratio of equity and subordinated debt payable to preferred securities trust to owned business credit card receivables	96.62%	120.74%
Ratio of equity to managed business credit card receivables (A)	9.10%	10.11%
Ratio of equity and subordinated debt payable to preferred securities trust to managed business credit card receivables (A)	11.29%	12.17%

MANAGED ASSETS (A)
Total on-balance sheet assets (GAAP)	$3,398,873	$3,585,045
Off-balance sheet securitized receivables (B)	3,882,242	4,140,595
Managed assets	$7,281,115	$7,725,640
____________________
(A)	Managed asset and managed receivable statistics are non-GAAP financial measures. Management believes that managed assets and managed receivables and the related ratios provide useful supplemental information because our on-balance sheet assets include retained interests in securitizations that serve as credit enhancement to the noteholders' interests in the securitized receivables.
(B)	Excludes our ownership interest in the noteholder principal balance of securitizations that are held on-balance sheet.

ADVANTA
ADVANTA BUSINESS CARDS STATISTICS
($ in thousands)

	Three Months Ended			Percent Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Prior	Prior
	2009	2008	2008	Quarter	Year
New account originations	3,961	15,312	67,094	(74.1)%	(94.1)%
Average number of active accounts (A)	781,091	839,105	956,100	(6.9)	(18.3)
Ending number of accounts	995,327	1,048,363	1,331,496	(5.1)	(25.2)
Customer transaction volume:
Merchandise sales	$2,260,811	$2,599,639	$2,839,494	(13.0)	(20.4)
Balance transfers	65,255	90,347	238,337	(27.8)	(72.6)
Cash usage	209,589	194,986	360,282	7.5	(41.8)
Total customer transaction volume	2,535,655	2,884,972	3,438,113	(12.1)	(26.2)
Securitization volume decrease excluding replenishment sales	$(360,051)	$(364,390)	$(13,787)	1.2	N/M
Average receivables:
Owned	$530,921	$684,034	$999,130	(22.4)	(46.9)
Securitized	4,353,007	4,630,859	5,350,034	(6.0)	(18.6)
Managed (B)	4,883,928	5,314,893	6,349,164	(8.1)	(23.1)
Ending receivables:
Owned	$549,363	$505,578	$966,145	8.7	(43.1)
Securitized	4,152,309	4,511,650	5,303,936	(8.0)	(21.7)
Managed (B)	4,701,672	5,017,228	6,270,081	(6.3)	(25.0)
Operating expense ratio (C)	6.12%	6.11%	4.72%	0.2	29.7
____________________
(A)	Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.
(B)	Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.
(C)	Operating expense ratio is annualized and calculated as a percentage of average owned and securitized receivables.
N/M - Not Meaningful

ADVANTA
ADVANTA BUSINESS CARDS CREDIT QUALITY STATISTICS
($ in thousands)
	Three Months Ended			Percent Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Prior	Prior
	2009	2008	2008	Quarter	Year
CREDIT QUALITY - OWNED
Receivables 30 days or more delinquent	$68,265	$52,997	$51,900
Receivables 90 days or more delinquent	34,246	24,132	24,028
As a percentage of receivables:
Receivables 30 days or more delinquent	12.43%	10.48%	5.37%	18.6%	131.5%
Receivables 90 days or more delinquent	6.23	4.77	2.49	30.6	150.2
As a percentage of 12 month lagged receivables (A):
Receivables 30 days or more delinquent	7.07	5.14	4.54	37.5	55.7
Receivables 90 days or more delinquent	3.54	2.34	2.10	51.3	68.6
Net principal charge-offs:
Amount	$26,633	$24,092	$16,306
As a percentage of average receivables (annualized)	20.07%	14.09%	6.53%	42.4	207.4
As a percentage of 12 month lagged average receivables (annualized) (A)	10.66	8.27	5.08	28.9	109.8

CREDIT QUALITY - SECURITIZED
Receivables 30 days or more delinquent	$495,008	$425,271	$280,208
Receivables 90 days or more delinquent	247,390	188,424	130,436
As a percentage of receivables:
Receivables 30 days or more delinquent	11.92%	9.43%	5.28%	26.4%	125.8%
Receivables 90 days or more delinquent	5.96	4.18	2.46	42.6	142.3
As a percentage of 12 month lagged receivables (A):
Receivables 30 days or more delinquent	9.33	8.00	6.31	16.6	47.9
Receivables 90 days or more delinquent	4.66	3.54	2.94	31.6	58.5
Net principal charge-offs:
Amount	$166,962	$135,270	$85,753
As a percentage of average receivables (annualized)	15.34%	11.68%	6.41%	31.3	139.3
As a percentage of 12 month lagged average receivables (annualized) (A)	12.48	10.51	8.26	18.7	51.1

CREDIT QUALITY - MANAGED (B)
Receivables 30 days or more delinquent	$563,273	$478,268	$332,108
Receivables 90 days or more delinquent	281,636	212,556	154,464
As a percentage of receivables:
Receivables 30 days or more delinquent	11.98%	9.53%	5.30%	25.7%	126.0%
Receivables 90 days or more delinquent	5.99	4.24	2.46	41.3	143.5
As a percentage of 12 month lagged receivables (A):
Receivables 30 days or more delinquent	8.98	7.54	5.95	19.1	50.9
Receivables 90 days or more delinquent	4.49	3.35	2.77	34.0	62.1
Net principal charge-offs:
Amount	$193,595	$159,362	$102,059
As a percentage of average receivables (annualized)	15.86%	11.99%	6.43%	32.3	146.7
As a percentage of 12 month lagged average receivables (annualized) (A)	12.20	10.10	7.51	20.8	62.5
____________________
(A)	See reconciliation of managed financial measures and ratios section for 12 month lagged ending and average receivables used in these calculations.
(B)	Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.

ADVANTA
STATISTICAL SUPPLEMENT
(in thousands)
In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses. Management uses risk-adjusted revenues as a basis for monitoring the risk-based return on the portfolio and components of our portfolio. Generally, based on risk-based pricing strategies, customers with higher credit losses should have higher revenues. We believe the measure is useful to investors as a measure of our ability to appropriately price for the risk of the portfolio by demonstrating the relationship between revenues and credit losses in one concise measure.
RECONCILIATION OF MANAGED FINANCIAL MEASURES AND RATIOS

	Three Months Ended				Three Months Ended				Three Months Ended
	March 31, 2009				December 31, 2008				March 31, 2008
	Advanta			Advanta	Advanta			Advanta	Advanta			Advanta
	Business Cards	Securitization		Business Cards	Business Cards	Securitization		Business Cards	Business Cards	Securitization		Business Cards
	GAAP	Adjustments		Managed	GAAP	Adjustments		Managed	GAAP	Adjustments		Managed
Net interest income	$2,638	$134,020		$136,658	$14,950	$150,454		$165,404	$17,818	$109,848		$127,666
Average business credit card interest-earning assets	652,939	4,230,989		4,883,928	849,454	4,465,439		5,314,893	1,220,132	5,129,032		6,349,164
Ratio (A)	1.62%			11.19%	7.04%			12.45%	5.84%			8.04%

Provision for credit losses	$41,254	$184,591	(B)	$225,845	$35,476	$171,707	(B)	$207,183	$28,382	$81,753	(B)	$110,135
Average business credit card interest-earning assets	652,939	4,230,989		4,883,928	849,454	4,465,439		5,314,893	1,220,132	5,129,032		6,349,164
Ratio (A)	25.27%			18.50%	16.71%			15.59%	9.30%			6.94%

Noninterest revenues (losses)	$(3,436)	$50,571		$47,135	$31,764	$21,253		$53,017	$96,201	$(28,095)		$68,106
Average business credit card interest-earning assets	652,939	4,230,989		4,883,928	849,454	4,465,439		5,314,893	1,220,132	5,129,032		6,349,164
Ratio (A)	(2.10)%			3.86%	14.96%			3.99%	31.54%			4.29%

Risk-adjusted revenues (C)	$(42,052)	$0		$(42,052)	$11,238	$0		$11,238	$85,637	$0		$85,637
Average business credit card interest-earning assets	652,939	4,230,989		4,883,928	849,454	4,465,439		5,314,893	1,220,132	5,129,032		6,349,164
Ratio (A)	(25.76)%			(3.44)%	5.29%			0.85%	28.07%			5.40%

Pretax income (loss)	$(116,806)	$0		$(116,806)	$(69,919)	$0		$(69,919)	$10,783	$0		$10,783
Average business credit card interest-earning assets	652,939	4,230,989		4,883,928	849,454	4,465,439		5,314,893	1,220,132	5,129,032		6,349,164
Ratio (A)	(71.56)%			(9.57)%	(32.92)%			(5.26)%	3.54%			0.68%
RECONCILIATION OF MANAGED 12 MONTH LAGGED RECEIVABLES

The following ending receivables were used in the calculations of receivables 30 days or more delinquent and 90 days or more delinquent as a percentage of 12 month lagged receivables in the Advanta Business Cards credit quality statistics section.
	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Owned 12 month lagged ending receivables	$966,145	$1,031,607	$1,142,006
Securitized 12 month lagged ending receivables	5,303,936	5,315,421	4,444,055
Managed 12 month lagged ending receivables	$6,270,081	$6,347,028	$5,586,061

The following average receivables were used in the calculations of net principal charge-offs as a percentage of 12 month lagged receivables in the Advanta Business Cards credit quality statistics section.

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Owned 12 month lagged average receivables	$999,130	$1,164,704	$1,284,900
Securitized 12 month lagged average receivables	5,350,034	5,148,195	4,152,857
Managed 12 month lagged average receivables	$6,349,164	$6,312,899	$5,437,757
____________________
(A)	Ratios are annualized and calculated as a percentage of average business credit card interest-earning assets.
(B)	Includes the amount by which credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs. In addition, provision for credit losses includes unfavorable valuation adjustments to retained interests in securitizations of $17.6 million for the three months ended March 31, 2009 and $36.4 million for the three months ended December 31, 2008, and a favorable valuation adjustment to retained interests in securitizations of $4.0 million for the three months ended March 31, 2008.
(C)	Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.

CONTACT:
Advanta
Amy B. Holderer
Vice President, Investor & Media Relations
215-444-5335
aholderer@advanta.com